UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 27, 2003

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

On May 15, 2003, we issued warrants to purchase an aggregate of 10,769,231 shares of our common stock to the four purchasers of our 7% convertible debentures pursuant to Rule 506 of Regulation D under the Securities Act of 1933. As issued, each warrant was exercisable at any time during the five-year period ending on May 15, 2008, at an exercise price of $0.2645 per share (being equal to 115% of $0.23 per share, the last reported closing bid price of our common stock on May 14, 2003).

On October 27, 2003, in order to encourage early exercise of the warrants by the warrant holders, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share. The offer was open for acceptance by the warrant holders until November 4, 2003. All other terms of the warrants, including their expiry date, were to remain the same. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that is exercised. The additional warrants were to be exercisable for a period of five years at an exercise price of $0.20 per share.

One of the warrant holders, Palisades Master Fund, L.P. accepted our offer and exercised a total of 3,290,596 outstanding warrants at the reduced exercise price of $0.20 per share. On October 27, 2003, we issued a total of 3,290,596 five-year warrants to Palisades Master Fund, exercisable at an exercise price of $0.20 per share.

On October 27, 2003, our investment banker, HPC Capital Management, also agreed to immediately exercise 194,000 outstanding common stock purchase warrants dated May 16, 2003, in consideration of receiving one additional five-year warrant with an exercise price of $0.20 per share for each warrant so exercised. Of the 194,000 warrants exercised by HPC Capital Management under this arrangement, 180,000 were exercised at an exercise price of US$0.13 per share and 14,000 were exercised at an exercise price of US$0.10 per share, resulting in gross proceeds of $24,800.

On November 6, 2003, in order to encourage early exercise of the warrants by the remaining three warrant holders, we offered to reduce the exercise price of the remaining 7,478,635 warrants from $0.2645 per share to $0.1771 per share. The offer was open for acceptance by the warrant holders until November 19, 2003. All other terms of the warrants, including their expiry date, remain the same. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that is exercised. The additional warrants will be exercisable for a period of five years at an exercise price of $0.1771 per share.

On November 10, 2003, all of the remaining warrant holders, Crescent International Ltd., Alpha Capital AG and Goldplate Investment Partners, accepted our offer and exercised a total of 7,478,635 outstanding warrants at the reduced exercise price of $0.1771 per share. We have issued to the warrant holders the following numbers of five-year warrants set forth opposite their respective names, each exercisable at an exercise price of $0.1771 per share:

Crescent International Ltd.	1,794,873 warrants
Alpha Capital AG	4,487,181 warrants
Goldplate Investment Partners	1,196,581 warrants

In light of the reduced exercise price of the additional warrants issued to the remaining warrant holders, we have agreed to reduce the exercise price of the 3,290,596 warrants previously issued to Palisades Master Fund, and the 194,000 warrants previously issued to HPC Capital Management, from US$0.20 to $0.1771 per share. All other terms of the warrants, including their expiry date, remain the same. In addition, we have paid $75,354.65 to Palisades Master Fund as an early participation bonus, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of its 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had had the benefit of the reduced exercise price of $0.1771 per share.

In consideration of services rendered in connection with the foregoing transactions, HPC Capital Management, a broker-dealer registered under section 15 of the Securities Exchange Act of 1934, is entitled to a cash fee equal to 4% of the $1,907,230.81 in gross proceeds realized from the exercise of the outstanding warrants by Palisades Master Fund, L.P., Crescent International Ltd., Alpha Capital AG and Goldplate Investment Partners, after taking into account the early participation bonus paid to Palisades Master Fund.

We have granted "piggy-back" registration rights to Palisades Master Fund, Crescent International Ltd., Alpha Capital AG, Goldplate Investment Partners and HPC Capital Management, in respect of the 10,963,231 shares of our common stock issuable upon exercise of the additional warrants issued to them in consideration of their agreement to immediately exercise their then-outstanding warrants. Each of the warrants are subject to customary anti-dilution provisions that provide for, among other things, certain adjustments to the number and kind of securities purchasable upon exercise of the warrant, and to the exercise price, upon the occurrence of certain events such as a reclassification, split or reverse split (consolidation) or other reorganisation of our share capital, or the declaration of a stock dividend. Each of the warrants are also subject to a contractual restriction on beneficial share ownership. It provides that the holder may not exercise the warrants to the extent that such exercise would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock.

We intend to apply the net proceeds realized from the exercise of the warrants to meet our working capital requirements.

Item 7. Financial Statements and Exhibits.

Exhibits

10.1 Letter Agreement dated October 27, 2003 between the Company and HPC Capital Management (Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on November 4, 2003.)

10.2 Stock Purchase Warrant, dated October 27, 2003, registered in the name of HPC Capital Management (Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on November 4, 2003.)

10.3 Letter Agreement dated October 27, 2003 between the Company and Palisades Master Fund, L.P. (Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on November 4, 2003.)

10.4 Stock Purchase Warrant, dated October 27, 2003, registered in the name of Palisades Master Fund, L.P. (Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on November 4, 2003.)

10.5 Letter Agreement dated November 6, 2003 between the Company and Crescent International Ltd.

10.6 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Crescent International Ltd.

10.7 Letter Agreement dated November 6, 2003 between the Company and Alpha Capital AG

10.8 Stock Purchase Warrant, November 10, 2003, registered in the name of Alpha Capital AG

10.9 Letter Agreement dated November 6, 2003 between the Company and Goldplate Investment Partners

10.10 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Goldplate Investment Partners

10.11 Amending Letter Agreement dated November 10, 2003 between the Company and HPC Capital Management

10.12 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of HPC Capital Management

10.13 Amending Letter Agreement dated November 10, 2003 between the Company and Palisades Master Fund, L.P.

10.14 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of Palisades Master Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finkelstein
By: Jeff Finkelstein
Chief Financial Officer

Date: November 13, 2003